Exhibit 10.11

No.

Technical Maintenance Services Contract

Party A: Hunan Huaqiang Artwork Trading Center Co., Ltd

Party B: Nanjing Yanyu Information Technology Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China and through friendly consultations, regarding the technical maintenance services of the trading system of Hunan Huaqiang ARtwork Trading Center Co., Ltd, in the principle of equality and mutual consent, the parties hereby agree as follows:

I Services

The services herein refer to the operation and maintenance, technical support and other services provided by Party B for the application software developed by it for Party A, mainly including:

1) Daily technical support services: Consulting, analyzing and answering all kinds of questions encountered by Party A’s personnel in the process of using Party B’s software, and helping Party A’s personnel correctly use and maintain the relevant software system.

2) Application software troubleshooting: Timely eliminating problems in the process of using the software system, and restoring the normal operation of the system. Party B undertakes to remove any fault in the transaction process caused by the software system of Party B and restore the normal operation of the system in time, without adversely affecting the completion of the transaction plan of Party A on the same day.

3) Application software upgrade: During the maintenance service period, in the process of using the application software, through friendly consultations between Party A and Party B, Party B shall be responsible for software modification and upgrade of the existing system upon certain new modifications or suggestions raised by Party A without making any major adjustments or changes to the entire system, in order to meet the requirements of Party A.

II Service Mode

Party B shall provide Party A with the following service modes:

1) Hotline service: Party B shall provide Party A with a hotline to ensure timely service provision.

2) Remote online services: When necessary, Party B shall, with the consent of Party A, remotely log on to the system to provide daily inspection, system maintenance and troubleshooting services for the system.

3) On-site services: If any maintenance work or system failure cannot be solved remotely, Party B shall dispatch engineers to the site where the software server is located as soon as possible to solve the problems as soon as possible.

4) Dedicated customer service representative: Party B shall appoint dedicated customer service personnel who shall be fully responsible for service of Party A and establish dedicated maintenance files to ensure that Party B’s customer service personnel have a good understanding of the previous and current situation of the system and improve the service quality.

III Working Conditions and Collaboration Matters

1) During the system maintenance, Party A shall designate relevant personnel to keep in touch with and cooperate with Party B to ensure that Party B can timely obtain relevant information required for system maintenance.

2) When Party B needs to log in the system remotely online for maintenance work, Party A shall promptly provide necessary login information and open corresponding security settings to ensure that Party B can carry out remote maintenance smoothly.

3) When Party A requests Party B to upgrade and modify the system software, it shall provide relevant written requests and necessary documents.

4) Party B shall keep strictly confidential the relevant business data in Party A’s system and shall not disclose the relevant data to any third party without Party A’s prior consent.

IV Term and Method of Performance

1) The service period corresponding to this contract is 3 years, from July 1, 2018 to June 30, 2021.

2) Upon execution of the maintenance contract and receiving the corresponding maintenance fee from Party A pursuant to this contract, Party B shall commerce performing the services set forth in the contract.

3) If Party A requires Party B to continue to provide relevant technical maintenance services five working days prior to the expiration of the maintenance service period, the maintenance fee shall be subject to further consultations between both parties.

V Compensation and Payment Method

1) The fee for technical maintenance services provided by Party B for Party A’s trading system is RMB 12500/ month.

2) Party A shall pay Party B the service fee for the first month in full within 5 working days of execution of this contract, i.e., RMB 12500 Yuan (say RMB twelve thousand and five hundred Yuan only).

VI Account details

Payee: Nanjing Yanyu Information Technology Co., Ltd.

Deposit Bank: Ping An Bank Aoti Branch

Bank Account Number: 1500003708178

VII Dispute resolution

All disputes arising from the performance of this contract shall be resolved by both parties through friendly consultations. If no agreement can be reached through consultations, either party has the right to bring a lawsuit to the people’s court where Party B is located. In the course of dispute resolution, this contract shall continue to be performed, except for the part under consultations or litigation.

VIII Force Majeure

If the continued performance of this contract is rendered impossible due to war, earthquake, fire or flood, the affected party shall immediately notify the other party of the event. In case of breach of contract caused by force majeure, the affected party may be exempted from all or part of the liability for breach of contract depending upon the extent of effects of force majeure on the performance of the contract.

IX Others

This contract is made in quadruplicate, two copies for each party. This contract shall come into force upon signature and seal by both parties.

The following is intentionally left blank and the signature page follows.

Party A: Hunan Huaqiang ARtwork Trading Center Co., Ltd (Seal)

Signature of representative:

Date:

Party B: Nanjing Yanyu Information Technology Co., Ltd.

Signature of representative:

Date:

4